UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒ Filed by a Party Other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

FIRST COMMUNITY BANKSHARES, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Community Bankshares, Inc.

29 College Avenue, P.O. Box 989

Bluefield, Virginia 24605-0989

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

The following Notice of Change of Location of Annual Meeting of Shareholders (this “Notice”) supplements and relates to the original Notice of 2020 Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) of First Community Bankshares, Inc. (“First Community”), dated March 16, 2020, furnished to shareholders of First Community in connection with the solicitation of proxies by the Board of Directors of First Community for use at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2020. This Notice is being filed with the Securities and Exchange Commission on April 13, 2020 and is being mailed to shareholders on or about April 15, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2020

To the Shareholders of First Community Bankshares, Inc.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and out of concern for the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders (the “Annual Meeting”) of First Community Bankshares, Inc. (“First Community”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 2:00 p.m. Eastern Daylight Time. In light of public health concerns, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting that were previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 2, 2020, the record date. You will be able to attend and participate in the Annual Meeting, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.virtualshareholdermeeting.com/FCBC2020. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/FCBC2020, you must enter the control number found on your Notice Regarding the Availability of Proxy Materials, Proxy Card, or Voter Instruction Form you previously received.

You may vote during the Annual Meeting by following the instructions available on the Annual Meeting website. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors

William P. Stafford, II

Chairman of the Board of Directors and

Chief Executive Officer

April 13, 2020

The Annual Meeting on April 28, 2020 at 2:00 p.m. Eastern Daylight Time will be accessible at www.virtualshareholdermeeting.com/FCBC2020. The proxy statement and proxy card for this Annual Meeting and First Community’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available on First

Community’s website at http://www.first communitybank.com under Investor Relations.